PRICING SUPPLEMENT NO. 1 DATED OCTOBER 22, 1996                   Rule 424(b)(3)
(To the Prospectus Dated May 1, 1996, and the Prospectus
Supplement dated May 16, 1996)                                File No. 333-02461


                        AIR PRODUCTS AND CHEMICALS, INC.
                          MEDIUM-TERM NOTES, SERIES F
                DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE
                              FLOATING-RATE NOTES


                               ---------------

Trade Date:  October 22, 1996                   Original Issue Date:  October 25, 1996            Maturity Date:  October 25, 2001

Principal Amount:   $32,000,000.00

Face Amount:   $32,000,000.00

Issue Price:    Par                                Global Note: /x/Yes  / /No

Specified Currency:  US Dollars                    Exchange Rate Agent: N/A
(If other than U.S. dollars, see attached)

U.S. Dollar Payment Options:  N/A

Original Yield to Maturity: N/A                    Total Amount of OID: N/A

Base Rate:       / /Commercial Paper Rate          /x/LIBOR         / /Treasury Rate                  / /Other:

Initial Interest Rate:  5.705%                     Interest Determination Dates:  Two London Business Days Prior to Coupon Date

Reset Period:  Semi-annual                         Interest Reset Dates:  April 25 and October 25

Interest Payment Dates: April 25 and October 25    Index Maturity: N/A

Maximum Interest Rate: N/A                         Minimum Interest Rate: N/A

Spread:   .08%

Spread Multiplier: N/A                             Calculation Agent:  Goldman, Sachs & Co.

Agent's Commission:  $160,000.00                   Agent: Goldman, Sachs & Co.

Net Proceeds to Issuer:   $31,840,000.00

Global Note:     /x/Yes       / /No                Form: /x/Book-Entry  / /Certificated

Depositary:  DTC

Redemption:  Check box opposite applicable sentence.

         /x/ The Notes cannot be redeemed prior to maturity.

         / / The Notes may be redeemed prior to maturity.

         Terms of Redemption:


Repayment:  Check the box opposite applicable sentence.

         /x/ The Notes cannot be repaid prior to maturity.

         / / The Notes may be repaid prior to maturity./ /

         Terms of Repayment:


Additional Terms: